                                      FIRST
                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$2,550,000.00                                                  February 20, 1997

            For value received, DELTA COMPUTEC INC. and DELTA DATA NET, INC., each of which is a New York corporation with its principal office at 690 Huyler Street, Teterboro, New Jersey 07608 (collectively, "Borrower"), jointly and severally promise to pay to the order of JOSEPH M. LOBOZZO II and JOANNE M. LOBOZZO (collectively, "Lender") on or before April 30, 1997 ("Maturity Date"), in lawful money of the United States of America, at Lender's office located at 690 Portland Avenue, Rochester, New York 14621 or, at Lender's option, at such other place as may be designated from time to time by the Lender the principal sum of Two Million Five Hundred Fifty Thousand and 00/100 Dollars ($2,550,000.00), or, if less, the aggregate unpaid principal amount of all loans ("Loans") made by the Lender under an Amended and Restated Credit Agreement between the Borrower and the Lender, Amendment No. 4 thereto (as amended heretofore, and as it may hereafter be amended, the "Agreement") of even date herewith, as the same may be amended or supplemented from time to time, together with interest thereon.

            This Note shall bear interest from the date hereof until maturity (whether by acceleration or otherwise) on the balance of principal hereof from time to time unpaid at a rate per annum equal to 1 3/4% in excess of the Prime Rate, as defined below. After maturity (whether by acceleration or otherwise) this Note shall bear interest on the unpaid principal hereof at a rate per annum equal to 3 3/4% in excess of the Prime Rate; provided, however, in no event shall the rate of interest on this Note exceed the maximum rate authorized by applicable law. Interest shall be calculated on the basis of one three hundred sixtieth (1/360th) of the rate hereon for each calendar day such balance of principal is unpaid, which will result in a higher effective annual rate. Interest shall be payable monthly on the first day of each month, commencing November 1, 1996 until the Maturity Date and on the date the principal balance hereof is paid in full. The rate of interest on this Note shall change simultaneously with a corresponding change in the Prime Rate. The "Prime Rate" means the highest prime rate published from time to time in the "Money Rates" column of the Wall Street Journal or any successor to such publication.

            The Lender shall inscribe on a schedule attached to this Note, and any continuations thereof, all Loans and payments made on account of principal hereof and the dates thereof. Each such inscription shall be prima facie evidence of facts so set forth. No failure by the Lender to make, and no error by the Lender in making, such inscription shall affect the undersigned's obligation to repay when due all sums advanced under this Note.

            No failure by the Lender hereof to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by


                                                                   Page 72 of 75

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the holder of any right or power hereunder preclude any other right or power.
The rights and remedies of the holder as herein specified are cumulative and not exclusive of any other rights or remedies which the holder may otherwise have.

            No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of the Borrower and the Lender.

            Reference is hereby made to the Agreement for provisions with respect to prepayment, collateral and rights of acceleration of the principal hereof on the occurrence of certain events.

            Borrower agrees to pay all reasonable costs and expenses incurred by the holder in enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys' fees and expenses.

            Borrower hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

            This Note shall be construed under and governed by the internal laws of the State of New York in effect from time to time without regard to principles of conflicts of laws.

            The obligations of the undersigned under this Note are joint and several.

            THIS NOTE IS ISSUED IN ORDER TO AMEND, RESTATE AND EVIDENCE AND TO BE A SUBSTITUTE FOR, BUT NOT TO BE A PAYMENT, SATISFACTION, CANCELLATION OR A NOVATION OF A PORTION OF THE INDEBTEDNESS EVIDENCED BY THE AMENDED AND RESTATED PROMISSORY NOTE DATED OCTOBER 10, 1996 FROM THE BORROWER TO JOSEPH M. LOBOZZO II (THE "SUPERSEDED NOTE"), WHICH SUPERSEDED NOTE WAS ASSIGNED, IN PART, TO THE LENDER; PROVIDED, HOWEVER, THAT THE SUBSTITUTION OF THIS FIRST AMENDED AND RESTATED NOTE FOR THE SUPERSEDED NOTE DOES NOT EXTINGUISH THE INDEBTEDNESS EVIDENCED BY THE SUPERSEDED NOTE OR ANY PORTION THEREOF AND THE LIABILITIES OF THE BORROWER THEREUNDER AND HEREUNDER ARE CONTINUOUS.

                                              DELTA COMPUTEC INC.

                                              By: /s/ John DeVito
                                                 -----------------------
                                              Name: John DeVito
                                              Title: President

                                                                   Page 73 of 75


                                      -2-

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                                              DELTA DATA NET, INC.



                                              By: /s/ John DeVito
                                                 -----------------------
                                              Name: John DeVito
                                              Title: President

                                                                   Page 74 of 75


                                      -3-

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                                    SCHEDULE

Principal Amount          Date         Payments  Additional Loans     Balance

$2,265,461.10        February 19, 1997                             $2,265,461.10


                                                                   Page 75 of 75